UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  October 17, 2006

Electronic Data Systems Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)
01-11779	75-2548221
(Commission File Number)	(IRS Employer Identification No.

5400 Legacy Drive, Plano, Texas	75024
(Address of Principal Executive Offices)	(Zip Code)

(972) 604-6000
Registrant's telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      o   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      o   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      o   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      o   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

On October 17, 2006, the Compensation and Benefits Committee of the Board of Directors of Electronic Data Systems Corporation ("EDS") approved the terms of replacement Change of Control Employment Agreements ("CoC Agreements") with Chairman and Chief Executive Officer Michael H. Jordan, President Jeffrey M. Heller, Executive Vice President and Chief Operating Officer Ronald A. Rittenmeyer, Executive Vice President Charles S. Feld, Executive Vice President and Chief Financial Officer Ronald P. Vargo and other executive officers, and replacement Executive Severance Benefit Agreements ("Severance Agreements") with Messrs. Rittenmeyer, Feld and Vargo and other executive officers. An executive entitled to receive benefits following a termination of employment under a Severance Agreement or a CoC Agreement may elect to receive benefits under either agreement, but not both.

Change of Control Employment Agreements

Pursuant to the CoC Agreements for the above-mentioned executive officers, in the event of the occurrence of a "change of control" of EDS the executive's employment will be continued for a period of two years and, in the case of Messrs. Jordan, Heller and Rittenmeyer, all then unvested equity-based awards would immediately vest (with performance restricted stock units ("P-RSUs") and deferred stock units ("DSUs") vesting at the targeted amount), be free of any restrictions on sale or transfer and, with respect to stock options, be exercisable for one year. Throughout the two-year employment period, the executive will continue to receive at least the same base salary and target bonus he was receiving immediately prior to the change of control and will remain eligible to participate in all incentive and benefit plans generally available to peer executives until the end of the employment period. If during the employment period the executive's employment is terminated other than for "cause" or disability, or by the executive for "good reason," he would receive his unpaid salary through the date of termination and a lump sum payment equal to 2.99 times the sum of his final annual base salary and annual performance bonus target for the year in which he is terminated. In addition (except for Messrs. Jordan, Heller and Rittenmeyer, whose equity-based awards will have vested at the time of the change of control as noted above), all equity-based awards held by the executive on the date of termination will vest (with P-RSUs vesting at the targeted amount), be free of any restrictions on sale or transfer and, with regard to stock options be exercisable for one year from the date of termination (other than those awarded to Mr. Feld as part of EDS' acquisition of The Feld Group, which would be exercisable for the period provided for in the award).  If the executive's employment is terminated for cause or he voluntarily terminates his employment other than for good reason during the employment period, he will receive all accrued but unpaid salary through the date of termination and be entitled to no other severance under the CoC Agreement.  If any payment under the CoC Agreement is subject to federal excise taxes imposed on excess parachute payments, the executive will receive an additional amount to cover any such tax payable by him as well as a gross-up payment on all taxes due.  The CoC Agreements have a termination date of December 31, 2010.

For purposes of the CoC Agreements, a "change of control" of EDS includes the following: (i) any person, other than exempt persons, becomes a beneficial owner of more than 50% of EDS' voting stock; (ii) a change in a majority of the Board of Directors, unless approved by a majority of the incumbent board members; or (iii) consummation of a reorganization, merger or sale of all or substantially all of EDS' assets, unless following the transaction (x) the EDS shareholders prior to the transaction own more than 50% of the common stock and voting stock of the resulting entity, (y) no person owns 40% or more of the common stock or voting stock of the resulting entity and (z) at least a majority of the board of the resulting entity were members of the EDS Board prior to the transaction.  "Good Reason" means: (i) a reduction in the executive's base salary or annual target bonus opportunity; (ii) requiring the executive to be based at a location more than fifty miles from his principal work location preceding the change of control; or (iii) a reduction in the executive's title, position, authority, duties or responsibilities inconsistent with his role prior to the change of control.  "Cause" means the executive has: (a) been convicted of, or pleaded guilty to, a felony involving theft or moral turpitude; (b) willfully and materially failed to follow EDS' lawful and appropriate policies, directives or orders applicable to employees holding comparable positions that resulted in significant harm to EDS; (c) willfully and  intentionally destroyed or stolen EDS property or falsified EDS documents; (d) willfully and materially violated the EDS Code of Business Conduct that resulted in significant harm to EDS; or (e) engaged in conduct that constitutes willful gross neglect with respect to employment duties that resulted in significant harm to EDS.

The CoC Agreements approved for Messrs. Rittenmeyer, Feld and Vargo would replace the existing Change of Control Employment Agreements between EDS and these executives. The CoC Agreements approved for Messrs. Jordan and Heller would replace more limited Change of Control Employment Agreements with those executives which provided for immediate vesting of equity awards held by them upon a change of control but did not provide for the payment of any salary or bonus with respect to the period following any change of control.

Executive Severance Benefit Agreements

Under the terms of the Severance Agreements approved for Messrs. Rittenmeyer, Feld and Vargo, if the executive is involuntarily terminated without cause or resigns for good reason on or before December 31, 2010, he would be entitled to receive a payment equal to two times the sum of his final annual base salary and annual bonus target for the year in which the termination occurred. In addition, a prorated portion (based on the number of months elapsed through the performance period) of any unvested P-RSUs awarded to the executive on or after January 1, 2005, would vest on the scheduled vesting date, as provided in the P-RSU grant agreement, and be subject to the restrictions on sale or transfer specified in the grant agreement. A prorated portion (based on the number of months elapsed through the vesting period) of any restricted stock units and stock options awarded to the executive after January 1, 2005 (other than the options awarded to Mr. Rittenmeyer at the time he joined EDS, which will immediately vest and be exercisable for one year from the date of termination, and the DSUs awarded to him in September 2006, the disposition of which would be governed by that award agreement) that remain unvested on the date of termination shall immediately vest, be free of any restrictions on sale or transfer and, with regard to stock options, be exercisable for one year from the date of termination.  All other then unvested equity based awards granted to the executive prior to 2005 will immediately vest, be free of any restrictions on sale or transfer and, with regard to stock options, be exercisable for one year from the date of termination (other than options awarded to Mr. Feld as part of EDS' acquisition of The Feld Group, which would be exercisable for the period provided for in that award agreement).  The Severance Agreements also provide for the payment of $7,500 as equivalent to the annual amount for financial planning/counseling services currently provided to the executive and a payment equal to the estimated cost of 18 months of health care premiums.

In addition, with respect to Mr. Rittenmeyer, if he is involuntarily terminated without cause or resigns for good reason prior to his five-year anniversary of employment (excluding an involuntary termination following a change of control), his Supplemental Executive Retirement Plan ("SERP") benefit will immediately vest but will be limited to 99% of his then current base salary plus annual target bonus. Mr. Rittenmeyer is provided an enhanced benefit under the SERP calculated by adding 1.5 years of credited service in addition to each year of service during his first four years of employment and two years of credited service in addition to each year of completed service during his fifth through seventh year of employment (such additional years of service apply for benefit calculation purposes but not to determine SERP vesting).

For purposes of the Severance Agreements, "good reason" means a reduction in the executive's base salary or annual target bonus (other than a reduction in which he is treated no less favorably than similarly situated executives), and "cause" has the same meaning as in the CoC Agreements described above.

The Severance Agreements approved for Messrs. Rittenmeyer, Feld and Vargo would replace the existing Executive Severance Benefit Agreements between EDS and these executives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                   ELECTRONIC DATA SYSTEMS CORPORATION

October 23, 2006                                                                                                      By:    /S/ STORROW M. GORDON

                                                                                                                                             Storrow M. Gordon

                                                                                                                                             Executive Vice President

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